EXHIBIT (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We hereby consent to the use in this Post-Effective Amendment No. 113 to the Registration Statement (1933 Act File No. 02-90946) of Eaton Vance Mutual Funds Trust on Form N-1A of our report dated March 6, 2006, relating to the financial statements of the International Equity Portfolio, which appears in such Registration Statement.

     We also consent to the reference to our Firm under the heading “Other Service Providers” in the Statement of Additional Information, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP DELOITTE & TOUCHE LLP March 13, 2006 Boston, Massachusetts